SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report:  30 July, 1999

                     United Pan-Europe Communications N.V.
              (Exact Name of Registrant as Specified in Charter)

           The Netherlands              000-25365          98-0191997
    (State or other jurisdiction     (Commission File     (IRS Employer
          of incorporation)              Number)          Identification #)

                     Fred. Roeskestraat 123, P.O. Box 74763
                       1070 BT Amsterdam, The Netherlands
                    (Address of Principal Executive Office)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)


Item 2.  Acquisition or Disposition of Assets

         (a) On 30 July 1999, the Company acquired from certain sellers represented by EQT Scandinavia Limited all of the capital stock of NBS Nordic Broadband Services AB, which operates a cable television system in Stockholm, Sweden, for a purchase price of $397.0 million (NLG817.8 million), after adjustments for debt and cash as of July 31, 1999. The purchase price for the capital stock was determined by negotiation between the Company and EQT Scandinavia Limited. $100.0 million (NLG206.0 million) of the purchase price was paid


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               in the form of a one year note with interest at 8% per year and
               $297.0 million (NLG611.8 million) was paid in cash at closing. The cash portion of the purchase price was provided by the closing of the sale of the Company's Senior Notes and Senior Discount Notes due 2009 on 30 July 1999. The note will automatically convert into the Company's Ordinary Shares B in the event of a public equity offering of those shares. If no public equity offering occurs, the Company will have the option, at maturity of the note, to pay the note in either cash or stock. The acquisition will be accounted for under the purchase accounting method. As a result of the acquisition of the stock, the Company acquired a cable television system in Stockholm, Sweden. The Company intends to continue to operate the system and to offer its digital video, telephone and Internet/data services over the system.

         (b) On 6 August 1999, the Company's wholly owned subsidiary, Bison Acquisition Corp., completed a tender offer for all outstanding shares of the common stock of @Entertainment, Inc. (Nasdaq: AETN) at a price of $19.00 per share in cash. Approximately 33,701,073 shares were tendered pursuant to the offer, which expired at 12:00 midnight, New York City time, on Thursday, August 5, 1999. On 9 August 1999, UPC merged Bison Acquisition Corp. into @Entertainment and disbursed cash to pay the remaining @Entertainment stockholders the same price for each share held. Holders of @Entertainment stock options received the same price less the exercise prices of their options. The purchase price for @Entertainment totaled $807.0 million (NLG1654.4 million). It will be accounted for using the purchase method of accounting. The purchase price was provided by the closing of the sale of the Company's Senior Notes and Senior Discount Notes due 2009 on 30 July 1999.

Item 5.   Other Events.
----------------------

         (a) On 30 July 1999, the Company also acquired 847,680 shares of the common stock of SBS Broadcasting S.A. ("SBS"), which operates a programming business, primarily in Sweden and in eight other countries in Europe, by converting publicly traded Convertible Subordinated Debentures Due 2005 of SBS that were called for redemption by SBS and acquired by the Company. On 6 August 1999, the Company acquired an additional 2,152,320 shares of SBS common stock from SBS. The total cost to the Company for the entire 3,000,000 shares (13.4%) acquired was $100.2 million (NLG204.9 million). The Company will account for the investment in SBS under the equity method of accounting. The purchase price for the capital stock was determined by negotiation between the Company and SBS. The purchase price was paid in cash at closing with proceeds remaining from the Company's initial public offering.

         (b) On July 27, 1999, a newly formed subsidiary of the Company, UPC Facility B.V., Telekabel Wien and Janco Multicom and Bank of America International Limited, CIBC World Markets plc, Citibank N.A., MeesPierson N.V., Paribas, The Royal Bank of Scotland plc, Toronto Dominion Bank Europe Limited, and The Toronto-Dominion Bank, as Facility Agent and Security Agent, executed a Loan and
               Note Issuance Agreement for a euro 1 billion (NLG2.2 billion) multicurrency senior secured credit facility (the "Senior Credit Facility") to replace the Company's revolving credit facility. The facility is guaranteed by certain of the Company's subsidiaries. Until the earlier of October 31, 1999 and the completion of the syndication of the Senior Credit Facility, availability under the Senior Credit Facility is limited to euro 500 million and such amount may not be used to finance any acquisitions.



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         (c)   On 30 July 1999, the Company completed the sale of $1.5 billion of notes. The offering consisted of three tranches: $800 million of ten year Senior Notes due 2009 with a 10-7/8% coupon; 300 million Euros of ten year Senior Notes due 2009 with a coupon of 10-7/8%; and $735 million aggregate principal amount of ten year 12-1/2% Senior Discount Notes due 2009. The Senior Discount Notes were sold at 54.521% of the face amount yielding gross proceeds of $400 million and will accrue but not pay interest until 2004. Total gross proceeds from the sale of the Senior Notes and Senior Discount Notes were approximately $1.5 billion. $800.0 million of Senior Note proceeds were swapped into euros to minimize the Company's currency and interest rate exposure.

Item 7.  Financial Statements and Exhibits

     (a) As of the date of this Form 8-K, it is impractical for the Company to provide the financial statements for the acquisitions described in Item 2 above, required pursuant to Article 3 of Regulation S-X. In accordance with Item 7(a) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K.

     (b) As of the date of this Form 8-K, it is impractical for the Company to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X. In accordance with Item 7(b) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K.

(c)  Exhibits

2.1 Investment Agreement between SBS BROADCASTING SA and Registrant dated June 29, 1999

2.2 Agreement and Plan of Merger among @Entertainment, Inc., United Pan-Europe Communications N.V. and Bison Acquisition Corp. dated as of June 2, 1999

2.3 Stockholders Agreement among @Entertainment, Inc., United Pan-Europe Communications N.V., Bison Acquisition Corp. and Morgan Grenfell Development Capital Syndications Limited dated as of June 2, 1999

2.4 Stockholders Agreement among @Entertainment, Inc., United Pan-Europe Communications N.V., Bison Acquisition Corp. and Morgan Grenfell Development Capital Syndications Limited dated as of June 2, 1999

2.5 Share Purchase Agreement between the Sellers represented by EQT Scandinavia Limited and United Pan-Europe Communications N.V.

4.1 Indenture between Citibank, N.A. as trustee and Registrant dated 30 July 1999 (Senior Notes)

4.2 Indenture between Citibank, N.A. as trustee and Registrant dated 30 July 1999 (Senior Discount Notes)

4.3 Loan and Note Issuance Agreement between UPC Facility B.V., Telekabel Wien and Janco Multicom and Bank of America International Limited, CIBC World Markets plc, Citibank N.A., MeesPierson N.V., Paribas, The Royal Bank of Scotland plc, Toronto Dominion Bank Europe Limited, and The Toronto-Dominion Bank, as Facility Agent and Security Agent


                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                      UNITED PAN-EUROPE COMMUNICATIONS N.V.

DATE:  13 August, 1999   By: /s/ Ray Samuelson
                         ---------------------
                             Ray Samuelson
                             Managing Director of
                             Finance and Accounting